                                                                    Exhibit 99.1
                                                                    ------------

NATIONSBANK POSTED SOLID EARNINGS GROWTH OF 18%
IN THIRD QUARTER 1996

CHARLOTTE, NC, October 15, 1996 -- NationsBank achieved record earnings of $625 million, or $2.12 per common share in the third quarter of 1996. The strong operating results in the third quarter reflected growth in revenues and continuation of balance sheet and capital management strategies.

"Our ongoing efforts to increase earnings and effectively manage capital have generated a 19-percent return on equity this quarter," said Hugh L. McColl Jr., chairman and chief executive officer. "These results demonstrate the financial power which is the foundation for the next phase of our growth through the acquisition of Boatmen's Bancshares early in 1997."

Earnings Highlights (third quarter 1996 compared to third quarter 1995)
-------------------
*    Return on average common shareholders' equity was a record 19 percent
* Revenues (net interest income plus noninterest income) grew 14 percent to $2.5 billion
*    Net interest yield rose 34 basis points to 3.69 percent
* Efficiency ratio improved to 55.9 percent, reflecting flat quarterly expenses this year
* Capital ratios improved, with the equity to assets ratio rising to 7.09 percent from 6.56 percent

Third quarter earnings of $625 million represented an 18-percent increase from the $530 million earned in the third quarter of 1995. Earnings per common share for the third quarter of 1996 rose nine percent to $2.12, from $1.95 per common share in the third quarter of 1995.

Operating net income for the first nine months of 1996 rose 26 percent to $1.82 billion, or $6.07 per common share. This compared to net income of $1.44 billion, or $5.26 per common share, in the first nine months of 1995.

Third quarter 1996 results include the impact of several acquisitions and loan securitizations completed primarily in 1996 and at the end of 1995.

Net Interest Income
-------------------
In the third quarter of 1996, average loans and leases grew nine percent over year-earlier levels to $121 billion. This increase was driven primarily by a 14-percent increase in average consumer loans. This loan growth, combined with a 34 basis-point increase in the net interest yield led to a 14-percent increase in net interest income on a taxable-equivalent basis to $1.6 billion in the third quarter 1996. The improvement in the net interest yield to 3.69 percent from 3.35 percent in the third quarter 1995 was primarily the result of balance sheet management initiatives. In conjunction with these initiatives, gains on sales of securities of $26 million were taken in the third quarter 1996, up from $3 million one year ago.

Noninterest Income
------------------
Noninterest income rose 14 percent to $886 million in the third quarter of 1996. The year-over-year increase was driven by higher income from mortgage servicing, investment banking and deposit accounts, which offset lower trading revenues.

Efficiency
----------
Revenue growth outpaced expense growth over the past twelve months, improving the efficiency ratio to 55.9 percent, compared to 56.7 percent in the third quarter 1995.

Credit Quality
--------------
Total nonperforming assets were $1.1 billion on September 30, 1996, or .93 percent of net loans, leases and factored receivables and other real estate owned. This compared to $1.0 billion, or .90 percent of net levels on September 30, 1995. The allowance for credit losses totaled $2.3 billion at September 30, 1996, equaling 236 percent of nonperforming loans, compared to $2.2 billion, or 256 percent at September 30, 1995. In the third quarter of 1996, net charge-offs were $135 million. Net charge-offs in the third quarter of 1996 equaled
 .44 percent of average net loans, leases and factored receivables, compared to .35 percent of average levels in the third quarter of 1995.

Capital Strength
----------------
Total shareholders' equity climbed to $13.3 billion on September 30, 1996, up 11 percent from levels one year ago. This represented 7.09 percent of period-end assets, compared to 6.56 percent at September 30, 1995. Book value per common share rose four percent to $45.77 at the end of the third quarter 1996, from one year ago. NationsBank repurchased approximately 13 million of its common shares in the third quarter 1996.

NationsBank Corporation is a bank holding company that provides financial products and services nationally and internationally to individuals, businesses, corporations, institutional investors and government agencies. Headquartered in Charlotte, N.C., NationsBank has primary retail banking operations in nine states and the District of Columbia. As of September 30, 1996, NationsBank had total assets of $188 billion.

NATIONSBANK CORPORATION FINANCIAL HIGHLIGHTS

                                        THREE MONTHS       NINE MONTHS
                                     ENDED SEPTEMBER 30  ENDED SEPTEMBER 30
                                       1996      1995     1996     1995
    FINANCIAL OPERATING SUMMARY
    (In millions except per-share data)

    Net income                         $625      $530   $1,820   $1,440
     Earnings per common share         2.12      1.95     6.07     5.26
     Fully diluted earnings
      per common share                 2.09      1.93     5.99     5.19
    Cash basis earnings (1)             658       559    1,911    1,530
    Cash basis earnings per share      2.24      2.06     6.38     5.59
    Average common shares issued    292.633   270.306  297.772  272.790
    Average fully diluted common
     shares issued                  298.067   274.994  303.077  277.505
    Price per share of common
     stock at period end            $86.875   $67.250  $86.875  $67.250
    Common dividends paid               169       135      518      409
    Common dividends paid per share     .58       .50     1.74     1.50
    Preferred dividends paid              3         2       11        6

    OPERATING EARNINGS SUMMARY (Taxable-equivalent in millions)

    Net interest income              $1,616   $1,420   $4,811   $4,122
    Provision for credit losses        (145)    (100)    (455)    (240)
    Gains on sales of securities         26        3       34        8
    Noninterest income                  886      776    2,688    2,232
    Other real estate owned expense      (6)      (7)     (13)     (10)
    Other noninterest expense        (1,400)  (1,245)  (4,199)  (3,821)

    Income before income taxes          977       847    2,866    2,291
    Income taxes - including
     FTE adjustment*                    352       317    1,046      851
    Net income                         $625      $530   $1,820   $1,440

    *FTE adjustment                     $21       $29      $72      $88

    AVERAGE BALANCE SHEET SUMMARY (In billions)

    Loans and leases, net          $121.197  $111.455  $122.729 $107.763
    Securities held for investment    3.173    14.101     3.730   16.389
    Securities available for sale    16.388    11.891    19.227   10.132
    Total securities                 19.561    25.992    22.957   26.521
    Earning assets                  174.299   168.452   179.465  166.219
    Total assets                    197.923   190.501   203.093  187.487
    Noninterest-bearing deposits     24.190    21.519    24.000   20.866
    Interest-bearing deposits        83.525    77.152    84.200   78.641
    Total deposits                  107.715    98.671   108.200   99.507
    Shareholders' equity             13.133    11.487    13.276   11.299
    Common shareholders' equity      13.014    11.450    13.163   11.263


    OTHER OPERATING FINANCIAL DATA

    Net interest yield                 3.69%     3.35%    3.58%    3.31%
    Return on average assets           1.26      1.10     1.20     1.03
    Return on average common
     shareholders' equity             19.00     18.29    18.36    17.02
    Equity to assets ratio
     (period end)                      7.09      6.56     7.09     6.56
    Gross charge-offs (in millions)    $194      $151     $628     $425
    Net charge-offs (in millions)       135        99      447      265
     % of average loans, leases and
     factored accounts receivable, net  .44%      .35%     .48%     .33%
    Efficiency ratio                  55.92     56.67    55.97    60.14

    REPORTED RESULTS(Operating results including merger-related charge)

    Net income                         $625      $530   $1,743    $1,440
     Earning per common share          2.12      1.95     5.82      5.26
     Fully diluted earnings per
     common share                      2.09      1.93     5.73      5.19
    Return on average common
     shareholders' equity             19.00     18.29    17.58     17.02

    (1) Cash basis earnings equal net income excluding amortization of intangibles.

                                                      SEPTEMBER 30
                                                    1996       1995
    BALANCE SHEET SUMMARY (In billions)

    Loans and leases, net                        $120.829  $113.343
    Securities held for investment                  3.035    13.674
    Securities available for sale                  13.334     9.782
    Total securities                               16.369    23.456
    Earning assets                                167.284   164.225
    Factored accounts receivable                    1.249     1.258
    Mortgage servicing rights                        .944      .718
    Goodwill, core deposit and
     other intangibles                              2.002     1.451
    Total assets                                  187.671   182.138
    Noninterest-bearing deposits                   25.990    21.472
    Interest-bearing deposits                      82.142    76.398
    Total deposits                                108.132    97.870
    Shareholders' equity                           13.304    11.941
    Common shareholders' equity                    13.186    11.904
     Per common share (not in billions)             45.77     44.00

    RISK-BASED CAPITAL
     Tier 1 capital                                $11.128   $10.232
     Tier 1 capital ratio                            7.05%     7.16%
     Total capital                                 $19.031   $16.048
     Total capital ratio                            12.05%    11.23%

    Leverage ratio                                   6.30%     5.96%

    Common shares issued (in millions)             288.112   270.544

Allowance for credit losses                         $2.319   $2.166
    Allowance for credit losses
     as % of net loans, leases
     and factored accounts receivable                1.90%    1.89%
    Allowance for credit losses
     as % of nonperforming loans                    235.64   255.57
    Nonperforming loans                              $.984    $.848
    Nonperforming assets                             1.135    1.038
    Nonperforming assets as % of:
     Total assets                                     .61%     .57%
     Net loans, leases, factored accounts
      receivable and other real estate owned          .93%     .90%

    OTHER DATA

    Full-time equivalent headcount                 63,142    58,370
    Banking centers                                 1,980     1,821
    ATMs                                            3,609     2,211


    BUSINESS UNIT RESULTS - Three months ended September 30, 1996
    (in millions)

                                              Return on  Average Loans
                    Total Revenue  Net Income  Equity    and Leases,net

    General Bank     $1,802  72%    $423  68%    24%     $77,862  64%
    Global Finance      525  21      135  22     14       35,801  29
    Financial Services  164   7       43   7     14        8,068   7